UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2007, The Hanover Insurance Group, Inc. (the “Company”) announced that Edward J. Parry, III, Executive Vice President, Chief Financial Officer and Director of the Company, will resign as (i) a Director of the Company, effective at the expiration of his current term (May 15, 2007), and (ii) Executive Vice President and Chief Financial Officer of the Company and from all other director, trustee and officer positions he holds with any of our affiliates or subsidiaries, effective on June 15, 2007. The Company has initiated a search for his successor.

While the terms of Mr. Parry’s separation arrangement have not yet been finalized, it is expected that the material terms of such arrangement will be as follows:

•	Mr. Parry will receive a continuation of salary for twenty-eight (28) weeks at his current rate and will be eligible for certain health, welfare and other benefits during this period;
•	Mr. Parry will receive a pro-rated portion of his target 2007 Short–Term Incentive Compensation Plan Award through June 15, 2007 ($200,000);
•

Subject to certain limitations, Mr. Parry’s existing stock awards will remain exercisable up to as late as December 31, 2007.  Any stock awards that are not vested or have not otherwise been exercised by December 31, 2007, will be forfeited by Mr. Parry; and

•	Mr. Parry will be eligible for executive outplacement services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.

(Registrant)

Date: February 21, 2007	By:	/s/ J. Kendall Huber
J. Kendall Huber
Senior Vice President, General
Counsel and Asst. Secretary